Exhibit 99.1

PRESS RELEASE

Synthesis Energy Systems Announces Equity Investments Totaling $15.5 Million

—Strategic Cooperation with Hongye International Investment Group Co., Ltd.—

Houston, Texas – June 18, 2012 – Synthesis Energy Systems, Inc. (NASDAQ: SYMX) (“SES”) today announced that it has signed agreements with Hongye International Investment Group Co., Ltd. (“Hongye”) and Shanghai Zhongmo Investment Management Co., Ltd. (“Zhongmo”) for a total investment of approximately US$15.5 million in newly issued shares of SES common stock to support the Company’s SES China business.

Under the terms of the agreement, Hongye will receive 6,175,093 newly issued shares of common stock of SES at closing, representing an approximately 9.9% interest in SES, and Zhongmo will receive 4,177,335 newly issued shares of common stock, representing an approximately 6.7% ownership interest in SES. Hongye and Zhongmo will invest in SES through Qualified Domestic Institutional Investors (QDII) approved by China’s Securities Regulatory Commission. The purchase price per share is $1.50 and the transactions are scheduled to close by the end of July 2012. SES will increase the size of its Board of Directors from six members to eight, with two individuals to be appointed by Hongye, including Mr. Feng Gao, Hongye’s Chairman.

Hongye has a strong presence in the coal industry in Inner Mongolia and is looking to expand its coal to chemicals business there and elsewhere in China. This investment, in combination with SES’ unique coal gasification technology, provides SES and Hongye the ability to develop additional projects in China. Potential cooperation includes the expansion of SES’ Zao Zhuang Joint Venture project to produce glycol, the repurposing of SES’ Golden Concord project in Inner Mongolia to glycol, and Hongye’s current coal to chemicals project under development in Wuhai, Inner Mongolia. Glycol produced from coal is of strategic interest to Hongye, and SES’ technology can provide the low cost, efficient means to grow such a business.

“These agreements are an important step in advancing our current and future operations in China,” stated Colin S. Tam, Managing Director of SES China. “We are pleased that Hongye and Zhongmo have agreed to invest in SES, which we view as a further validation of the potential of our technology to unlock the value of low quality, low cost coals in China. We believe that our gasification technology represents a significant opportunity for Hongye and others to develop their coal to chemicals business and to add value to their coal mining operations in Inner Mongolia and other regions with abundant low quality and low cost coals. Chairman Gao’s track record in China business is impressive and we believe his entrepreneurial spirit and visionary leadership will accelerate the progress of SES in China.”

Robert Rigdon, President and CEO of SES, said, “With these investments from Hongye and Zhongmo, timed with the pending startup of our Yima Joint Venture project this summer, we believe that our SES China business is well positioned for near term growth. This important strategic and financial accomplishment in China is indicative of the increasing interest we are seeing in our ability to add value to our partners’ and customers’ businesses. SES is advancing additional similar initiatives outside of China around specific key business verticals such as transportation fuels, steel manufacturing, small scale power, and renewables.”

—more—

Chairman Gao of Hongye, said, “SES’ advanced coal gasification technology is strategically important and uniquely well suited to very low quality coals such as those in Inner Mongolia. We believe it offers great promise to developing China’s future coal to chemicals and energy industries, and to advancing our growth plans in Inner Mongolia. We look forward to a strong and growing partnership with SES and SES China.”

Crystal Vision Energy acted as management advisors to SES, Roth Capital Partners acted as financial advisors and King & Wood Mallesons (PRC) and Porter Hedges LLP acted as legal advisors to SES.

About Synthesis Energy Systems, Inc.

SES provides technology, equipment and engineering services for the conversion of low rank, low cost coal and biomass feedstocks into energy and chemical products. Its strategy is to create value through providing technology and equipment in regions where low rank coals and biomass feedstocks can be profitably converted into high value products through its proprietary U-GAS® fluidized bed gasification technology, which SES licenses from the Gas Technology Institute. U-GAS® gasifies coal cost effectively, without many of the harmful emissions normally associated with coal combustion plants. The primary advantages of U-GAS® relative to other gasification technologies are (a) greater fuel flexibility provided by the ability of SES to use all ranks of coal (including low rank, high ash and high moisture coals, which are significantly cheaper than higher grade coals), many coal waste products and biomass feed stocks; and (b) the ability of SES to operate efficiently on a smaller scale, which enables the construction of plants more quickly, at a lower capital cost, and, in many cases, in closer proximity to coal sources. SES currently has offices in Houston, Texas, and Shanghai, China. For more information on SES and SRS, visit www.synthesisenergy.com or call (713) 579-0600.

About Hongye

Hongye is a diversified group and is one of the top 100 private enterprises in Inner Mongolia. Hongye operates in three major business areas—energy and natural resources, finance and bio-pharmaceuticals. The major coal mine resources of Hongye are located in Wuhai City of Inner Mongolia.

About Zhongmo

Zhongmo is a private company principally engaged in providing financial and management consulting and advisory services. Zhongmo specializes in providing consulting services to Chinese enterprises looking for investment and financing solutions domestically as well as abroad.

SES Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the early stage of development of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations including its China platform initiative, its ability to reduce operating costs, the limited history and viability of its technology, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries, its ability to diversify, its ability to complete the restructuring of the ZZ Joint Venture, its ability to obtain the necessary approvals and permits for its future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project as well as the ability of the Yima project to produce revenues and earnings, the sufficiency of internal controls and procedures and the ability of SES to effect the transactions with Hongye and Zhongmo, grow its business and generate revenues and earnings as a result of its proposed China and India platform initiatives, as well as its joint venture with Midas Resource Partners. Although SES believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Important Notice from SES

In connection with the proposed ZJX/China Energy transaction, SES has filed a preliminary proxy statement, and intends to file a definitive proxy statement, with the SEC and intends to mail the definitive proxy statement to the stockholders of SES. SES and its directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of SES in connection with the transaction. Information about the transaction is set forth in the preliminary proxy statement filed, and will be set forth in the definitive proxy statement to be filed by SES with the SEC.

You may obtain the preliminary statement and, when available, the definitive proxy statement, for free by visiting EDGAR on the SEC website at www.sec.gov. Investors should read the definitive proxy statement carefully before making any voting or investment decision because that document will contain important information.

###

Contact:

Synthesis Energy Systems, Inc.	MBS Value Partners, LLC
Kevin Kelly	Matthew D. Haines
Chief Accounting Officer	Managing Director
(713) 579-0600	(212) 710-9686
Kevin.Kelly@synthesisenergy.com	Matt.Haines@mbsvalue.com